SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005

NEWNAN COWETA BANCSHARES, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-33221	58-2528123
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Millard Farmer Industrial Blvd., Newnan, GA 30263

(Address of Principal Executive Offices)

(770) 683-6222

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 8, 2005, the Registrant completed a $3.0 million private placement of floating rate trust preferred securities through its wholly owned Delaware business trust subsidiary.

The Trust Preferred Securities bear an interest rate of 6.00% for the first 5 years and a rate of 3-month LIBOR plus 1.50% thereafter, payable quarterly. The Registrant intends to use the proceeds of the offering for the Registrant’s subsidiary, Neighborhood Community Bank, to increase the Bank’s capital levels and intends to use the remaining net proceeds for general corporation purposes.

Cohen Brothers and Company acted as placement agents in the offering.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits. The following exhibit is furnished herewith:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEWNAN COWETA BANCSHARES, INC.

DATE: December 15, 2005	By:	/s/ James B. Kimsey
	Name: Title:	James B. Kimsey President and CEO